EXHIBIT 1

                             JOINT FILING AGREEMENT

      We, the undersigned, agree that the attached Schedule 13G relating to the common stock of American Bank Note Holographics, Inc., is filed on behalf of each of us.

Date: April 11, 2005

                                             LEVY, HARKINS & CO., INC.


                                             By: /s/ Michael J. Harkins
                                                 -------------------------------
                                             Name:  Michael J. Harkins
                                             Title: President

                                             THE GRACY FUND, L.P.


                                             By: /s/ Edwin A. Levy
                                                 -------------------------------
                                             Name:  Edwin A. Levy
                                             Title: General Partner


                                             By: /s/ Michael J. Harkins
                                                 -------------------------------
                                             Name:  Michael J. Harkins
                                             Title: General Partner


                                             /s/ Edwin A. Levy
                                             -----------------------------------
                                             Edwin A. Levy


                                             /s/ Michael J. Harkins
                                             -----------------------------------
                                             Michael J. Harkins